Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts:    Don Von Hagen (media)
+1 336-436-8263
Media@labcorp.com

Clarissa Willet (investors)
+1 336-436-5076
Investor@labcorp.com

Philips Contact:        Silvie Casanova, Philips North America
+1 781-879-0692
silvie.casanova@philips.com

LABCORP AND MOUNT SINAI HEALTH SYSTEM COLLAORATE TO ESTABLISH DIGITAL AND
AI-ENABLED PATHOLOGY CENTER OF EXCELLENCE
Philips IntelliSite Pathology Solution will be deployed across the Mount Sinai Health System to support greater efficiency and help improve patient care

BURLINGTON, N.C., NEW YORK and AMSTERDAM, June 18, 2019 - LabCorp® (NYSE: LH) and the Mount Sinai Health System today announced another element in their shared goal of improving laboratory services and patient care. LabCorp, a leading global life sciences company, and Mount Sinai, New York City's largest integrated healthcare delivery system, will work together to establish the Mount Sinai Digital and Artificial Intelligence (AI)-Enabled Pathology Center of Excellence.

“LabCorp and Mount Sinai continue to focus on innovations to enhance the quality and lower the costs of patient care, and we’re pleased to introduce digital pathology to Mount Sinai as the next phase of our collaboration,” said William B. Haas, senior vice president of LabCorp Diagnostics’ Northeast Division. “We’ve taken significant steps to enhance laboratory services across the Mount Sinai system since early 2017, and we look forward to continuing to build on those successes to advance LabCorp’s mission and our shared goal to improve health and improve lives.”

LabCorp, which has implemented the Philips IntelliSite Pathology Solution in four of its laboratories and plans to introduce it to additional laboratories, will use its experience and expertise to lead the integration of digital pathology into clinical practice across Mount Sinai’s hospitals. Initially, digital pathology will be used for interpretations of genitourinary malignancies, mainly prostate tumors, as well as cancers of the head and neck. The next planned stage of implementation is for Mount Sinai pathologists to use the digital pathology solution to provide consultations for cases interpreted by LabCorp’s Dianon Pathology specialty laboratory. This will give physicians and patients from across the U.S. access to the leading expertise of Mount Sinai specialists.

The Center of Excellence will be housed within Mount Sinai’s Department of Pathology, Molecular and Cell-Based Medicine and will use the Philips IntelliSite Pathology Solution to expand digital pathology capabilities for primary diagnosis and consultations across the Mount Sinai system. The department processes more than 80 million diagnostic tests a year, making it one of the largest academic departments of its kind in the country.

“Digital pathology gives us the unprecedented opportunity to expand our services to the community at large, and engage members of our department, considered key opinion leaders in their field, to provide expert diagnostic opinions in complex cases. This, in addition to our new predictive AI-based tests, introduces the potential for optimization of treatment efficacy, and provides the opportunity for improved clinical outcomes,” said Carlos Cordon-Cardo, M.D., Ph.D., chairman of the Department of Pathology, Molecular and Cell-Based Medicine at Mount Sinai Health System and professor of Pathology, Genetics and Genomic Sciences, and Oncological Sciences at the Icahn School of Medicine at Mount Sinai.

Don Scanlon, chief financial officer and chief of corporate services at Mount Sinai, added, “The Digital and AI-Enabled Pathology Center of Excellence stands to offer major operational efficiencies, extending our joint unique resources and intellectual assets more effectively to improve the lives of patients.”

The Center of Excellence will include deployment of the Philips IntelliSite Pathology Solution at each of Mount Sinai’s eight hospitals and select ambulatory care locations. Digital pathology will allow for real-time pathology interpretations for physicians and patients throughout the New York metropolitan area without requiring the pathologist to be on-site where the patient is receiving care. Mount Sinai participated in Philips’ digital pathology performance evaluation to obtain market clearance in the U.S., gaining valuable expertise with the research version of the digital pathology system, providing the foundation for Mount Sinai’s AI diagnostic test development. Implementation of the clinical Philips IntelliSite Pathology Solution is underway and Mount Sinai expects to begin its use in the next several months.

“Digital pathology provides a unique opportunity to innovate laboratory pathology services and support pathologists in their daily practice,” said Marlon Thompson, general manager, Philips Digital & Computational Pathology. “The Philips IntelliSite Pathology Solution is designed for scale and clinical pathologists’ workflows, enabling immediate access to consultations and helping leading institutions such as Mount Sinai and LabCorp to collaborate and deliver high-quality care.”

The Philips IntelliSite Pathology Solution is the first, and currently the only, digital pathology solution marketed for primary diagnostic use in the U.S. It aids pathologists in the review and interpretation of digital images of surgical pathology slides through an automated digital pathology image creation, viewing and management system. With an ultra-fast scanner, image management system, high-resolution display and advanced software tools, the system aims to support more efficient workflows, faster turnaround times, and enhanced collaboration between pathologists to enhance diagnostic decision-making. LabCorp plans to expand digital pathology to more of its laboratories in the coming year and is working with key partners such as Mount Sinai to help support their transition to digital pathology and AI in the future.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported revenue of more than $11 billion in 2018. To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com.

About the Mount Sinai Health System
The Mount Sinai Health System is New York City's largest integrated delivery system encompassing eight hospital campuses, a leading medical school, and a vast network of ambulatory practices throughout the greater New York region. Mount Sinai's vision is to produce the safest care, the highest quality, the highest satisfaction, the best access and the best value of any health system in the nation. The Health System includes approximately 7,480 primary and specialty care physicians; 11 joint-venture ambulatory surgery centers; more than 410 ambulatory practices throughout the five boroughs of New York City, Westchester, Long Island, and Florida; and 31 affiliated community health centers. The Icahn School of Medicine is one of three medical schools that have earned distinction by multiple indicators: ranked in the top 20 by U.S. News & World Report's "Best Medical Schools," aligned with a U.S. News & World Report's "Honor Roll" Hospital, No. 12 in the nation for National Institutes of Health funding, and among the top 10 most innovative research institutions as ranked by the journal Nature in its Nature Innovation Index. This reflects a special level of excellence in education, clinical practice, and research. The Mount Sinai Hospital is ranked No. 18 on U.S. News & World Report's "Honor Roll" of top U.S. hospitals; it is one of the nation's top 20 hospitals in Cardiology/Heart Surgery, Gastroenterology/GI Surgery, Geriatrics, Nephrology, and Neurology/Neurosurgery, and in the top 50 in six other specialties in the 2018-2019 "Best Hospitals" issue. Mount Sinai's Kravis Children's Hospital also is ranked nationally in five out of ten pediatric specialties by U.S. News & World Report. The New York Eye and Ear Infirmary of Mount Sinai is ranked 11th nationally for Ophthalmology and 44th for Ear, Nose, and Throat. Mount Sinai Beth Israel, Mount Sinai St. Luke's, Mount Sinai West, and South Nassau Communities Hospital are ranked regionally. For more information, visit http://www.mountsinai.org/, or find Mount Sinai on Facebook, Twitter and YouTube.

About Royal Philips
Royal Philips (NYSE: PHG, AEX: PHIA) is a leading health technology company focused on improving people's health and enabling better outcomes across the health continuum from healthy living and prevention, to diagnosis, treatment and home care. Philips leverages advanced technology and deep clinical and consumer insights to deliver integrated solutions. Headquartered in the Netherlands, the company is a leader in diagnostic imaging, image-guided therapy, patient monitoring and health informatics, as well as in consumer health and home care. Philips generated 2018 sales of EUR 18.1 billion and employs approximately 77,000 employees with sales and services in more than 100 countries. News about Philips can be found at www.philips.com/newscenter.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to statements with respect to scientific collaborations, customer contracts and relationships, the anticipated benefits of such collaboration and relationships, and the expected impact that the various collaborations and customer relationships may have on the Company’s financial results. Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the Company’s control, including without limitation, the Company’s ability to establish and maintain strategic partnerships and other scientific collaborations, competitive actions in the marketplace, and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including healthcare reform, customer purchasing decisions, including changes in payer regulations or policies, adverse actions of governmental and other third-party payers, patient safety issues, changes in testing guidelines or recommendations. These factors, in some cases, have affected and in the future (together with other factors) could affect the Company’s ability to implement the Company’s business strategy and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the Company’s most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the Company’s other filings with the SEC.
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